UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]   Preliminary Proxy Statement
[   ]   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to §240.14a-12

ECHO THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5262	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Echo Therapeutics, Inc., a Delaware corporation (“Echo” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its stockholders in connection with its 2014 Annual Meeting of Stockholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Echo has filed a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014.

Investor Presentation

Attached hereto is a copy of an investor presentation that Echo has made available to stockholders on its website and which is being used to solicit stockholders in connection with the 2014 Annual Meeting. Echo’s investor presentation comments on, among other things, the pending proxy contest by a dissident stockholder group led by Platinum Management (NY) LLC. As previously announced, a dissident stockholder group led by Platinum Management (NY) LLC (collectively, the “Platinum Group”) is pursuing a proxy contest to elect one nominee to the Echo Board at the 2014 Annual Meeting to be held on Thursday, June 19, 2014, at 10:00 a.m., local time, at the offices of Echo located at 10 Forge Parkway, Franklin, Massachusetts 02038. The record date for determining those stockholders eligible to receive notice of, and to vote at, the 2014 Annual Meeting is May 13, 2014.

Stockholders are advised that they will soon be receiving revised proxy materials from Echo. In order for stockholders to vote on the WHITE proxy card in support of the candidates nominated by the Echo Board, stockholders will be required to complete the revised form of WHITE proxy card that will be mailed to them or vote electronically as provided on the revised form of WHITE proxy card. Stockholders are urged to vote each and every WHITE proxy card that they receive.

Stockholders are advised that they may receive proxy solicitation materials from the Platinum Group or other persons or entities affiliated with the Platinum Group, including an opposition proxy statement and gold proxy card. Stockholders are strongly urged NOT to sign or return the gold proxy card or voting instruction form that the Platinum Group may send to them, even as a protest vote against the Platinum Group or the Platinum Group’s nominee. If any stockholder signs a gold proxy card sent to them by the Platinum Group, however, such stockholder retains the right to change his or her vote. Only the latest dated proxy card voted will be counted.

Additional Information and Where To Find It

In connection with its 2014 Annual Meeting of Stockholders (including any adjournments, postponements or reschedulings thereof, the “2014 Annual Meeting”), Echo has filed a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014. STOCKHOLDERS ARE URGED TO READ THE REVISED 2014 PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Echo’s revised 2014 Proxy Statement and any other documents filed by Echo with the SEC in connection with the 2014 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Echo’s website (www.echotx.com) or by directing a request to Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103, Attention: Investor Relations. In addition, copies of the proxy materials, when available, may be requested from Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or toll-free at 1-888-742-1305.

Certain Participant Information

Echo, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Echo’s stockholders in connection with the 2014 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in Echo’s revised 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting.  Such information can also be found in Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.

Echo® Therapeutics

(Nasdaq: ECTE)

symphony CGM
118
mg/dL
Settings
Calibration
New Sensor
End Session

Investor Presentation
May 2014

©2014

Forward Looking Statements

Any statements contained in this presentation that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations of Echo Therapeutics, Inc. ("Echo"), but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to Echo's ability to develop and obtain FDA approval of its Symphony® CGM System; the availability of substantial additional equity capital to support Echo's research, development and product commercialization activities; and the success of Echo's business, research, development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in Echo's filings with the SEC, including, without limitation, its annual report on Form 10-K for the year ended December 31, 2013, its quarterly report on Form 10-Q for the quarter ended March 31, 2014 and its current reports on Form 8-K. Echo disclaims any intent or obligation to update these forward-looking statements.

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©2014 Confidential and Proprietary
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Echo Overview

Echo Therapeutics is a publicly traded (Nasdaq: ECTE) medical device company with expertise in the utilization of non-invasive and wireless technologies

Symphony® CGM System

- Non-invasive skin permeation
- Wireless data transmission
- Continuous glucose display

symphony CGM
118

echo THERAPEUTICS

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Echo Highlights

- Significant and growing global market opportunity
  - $1+ billion in critical care in glucose monitoring
- Clinically validated
  - Multiple studies with consistent, favorable results
- Extensive U.S. and international IP portfolio
- Experienced management team with relevant experience
- Strategic plan to transform Echo and position it for long-term growth
- Partnership opportunities

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Clinical Need: Glycemic Control

- Hyperglycemia is common in critically ill patients (stress hyperglycemia), even in those with no previous history of diabetes, including:
  - Approximately 28% glucose values >180mg/dL in critically ill patients[1]
  - Post-surgical patients, septic patients, trauma patients
- Hyperglycemia contributes to poor patient outcomes and higher patient mortality
- Tight Glycemic Control (TGC) significantly reduces:
  - Patient mortality[2]
  - Complications and infection rates[3]
  - Hospital stays, services and overall hospital costs[2]
- Current episodic methods limit the ability to detect and avoid dangerous hypoglycemic excursions

[1]Alere Annual Hospital Glucose Audit 2013

[2]Van der Berghe et al, NEJM 2001; 345 1359-1967

[3]Sadhu A.R. et al, Diabetes Care. 2008 August; 31(8): 1556-1561

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Continuous Glucose Monitoring (CGM) – meeting an unmet need

- Current TGC methods are burdensome and costly: ~2 hours/day[1] and $200/day per patient[2]
- Intermittent blood glucose measurements leave gaps of time and data between measures
- CGM gives a greater view of glucose trends and the direction glucose levels are going
- Threshold alarms help reduce hypo- and hyperglycemic events.
- CGM serves as a tool to detect and/or avoid dangerous glucose excursions
- CGM ICU studies have shown reduced rates of hypoglycemic episodes[3]

Glucose
CGM Threshold Alarms
Intermittent glucose measurements
Glucose Excursions
Target Range
Time

1 *Aragon D. Am J Crit Care. 2006*
2 *Hilleman D. Semin Thorac Cardiovasc Surg. 2006*
3 *Holzinger, U. Diabetes Care 33: 467-472, 2010*

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$1+ Billion Market Potential

Estimated global market for hospital-based CGM of

$1+ Billion

70-90%	of U.S. and EU hospitals have TGC protocols[1,2]
30 million	U.S. critical care patient days/year[3]
100,000	U.S. critical care beds[4]
18 million	EU critical care patient days/year[3]
60,000	EU critical care beds[4]

[1] *Boston Biomedical Consultants (BBC) 2007 Survey*
[2] *Sharpe et al., ESICM Poster. 2011*
[3] *Assumes 80% occupancy*
[3] *Halpern et al., Crit Care Med. 2010*
[4] *Pearce, R (EUSoS). Lancet. 2012*

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Symphony® CGM Glucose Monitoring System

118

Symphony® SkinPrep

- Removes outer-layer of dead skin, or stratum corneum, to access glucose
- Patented feedback control mechanism for optimal skin permeation
- Typically 10-20 sec process

Glucose Sensor & Transmitter

- Electro-chemical glucose sensor
- Bluetooth transmitter
- Affixed to prepared skin
- Non-invasive and wireless

Wireless Remote Monitor

- Graphical display of glucose trend data
- Customizable early-warning alarms for hypo- and hyperglycemia

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Ideal CGM*

- **Rapid:** very little lag between blood glucose and the measured value
- **Accurate:** within FDA accuracy guidelines
- **Free of interferences**: no interferences such as drugs or physiologic perturbations
- **Inert:** no reaction with the tissue or formation of coating rendering the device inaccurate over time
- **Robust:** ability to perform within dynamic and busy intensive care unit and operative setting
- **Lack of invasiveness:** minimally to noninvasive to eliminate risk of infection, thrombosis, etc.
- **Cost-effective:** inexpensive in comparison with frequent laboratory glucose measurements

Symphony
Stratum Corneum
Epidermis
Capillary Bed
Dermis
Other approved subcutaneous CGMs
Subcutaneous Fat

** Rice/Coursin. Anesthesiology. 2012*

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Symphony CGM System Revenue Model

Disposable Components

- Sensor Module (sensor/transmitter/base)
- SkinPrep Tip
- Expected main revenue driver
- $75 -150/day estimated price range

Durable Components

- Monitor
- SkinPrep
- $3-6k estimated price range

Monitor
Tip
symphony CGM
118
Sensor Module
SkinPrep

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Positive reactions to Symphony® CGM in EU and U.S.*

% Agree (sum)
Symphony CGM would be an improvement on current glucose monitoring methods
80%
77%
Symphony CGM would improve overall outcomes
83%
75%
Symphony CGM would have a positive impact on blood glucose control
91%
91%
Symphony CGM's needle-free and non-invasive Sensor is a highly valuable feature
96%
90%
0%
20%
40%
60%
80%
100%
US
Europe

- Europe: Creative Medical Research Survey, June-July 2013. 20 minute online self-completion survey with N=100 ICU Nurses and Physicians.
  US: RNsights Survey, Sep 2013. Online survey with N=100 ICU nurses

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©2014 Confidential and Proprietary Date: 20 May 2014

Symphony – Clinical Summary

- CE Mark Regulatory Trial completed November 2013
  - 32 post-operative surgical patients in four hospital critical care units
  - 634 data points compared to YSI analyzer reference measurements
  - Met safety and efficacy endpoints
  - 12.5% Mean Absolute Relative Difference (MARD), or error rate
  - Continuous Glucose-Error Grid Analysis (CG-EGA)
    - 98.2% clinically accurate (A)
    - 1.2% benign (B) errors
    - 99.4% combined A+B

- Multiple studies completed in healthy, diabetes and critical care patients
  - More than 100 patients monitored
  - ~900 data points
  - 11.9% average MARD
  - 98.2% CG-EGA average A+B
- No safety concerns identified

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Intellectual Property

- Broad Intellectual Property Estate
- 8 U.S. patents, ~70 foreign patents, ~25 patents pending worldwide
- Most issued core patents expire mid- to late-2020s
- Method and Device Patents cover a broad range of applications:
  - Glucose sensor and methods
  - Transdermal analyte extraction and measurement
  - Electronic feedback control mechanism for precise skin permeation
  - Transdermal drug delivery

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Experienced Management Team

Name	Title	Past Experience
Robert Doman	Executive Chairman and Interim CEO	DUSA Pharmaceuticals, Leach Technology Group, Bristol-Myers Squibb, J&J
Chris Schnittker, CPA	SVP & CFO	Micromet, Cytogen & Sanofi Aventis
Tom Bishop	VP Product Development	iWalk, TransMedics, Quarry Technologies, Analogic Corporation, Siemens Medical Systems
David Walton	VP Marketing & Commercial Development	J&J Diabetes Care (LifeScan, Animas), McNeil Specialty Pharma, Deloitte
Dan Sunday	VP Manufacturing & Global Supply Chain	J&J Diabetes Care (Animas), Ethicon
Steve Perez	VP Quality Assurance	Ximedica, Boston Scientific
Mary McNamara-Cullinane	VP Regulatory & Clinical Affairs	Z-Medical, Molecular Biometrics

Key Advisors: Anthony Furnary, M.D. Jeffrey Joseph, D.O. Mikhail Kosiborod, M.D. Stanley Nasraway, M.D.

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2013 - 2015 Milestones & Catalysts

2013 Milestones

- ✓ Completed ISO 13485 Audit
- ✓ Submitted FDA Pre-Submission Package
- ✓ Held FDA Meeting
- ✓ Completed CE Mark Trial
- ✓ Signed Partnership Agreement with Medical Technologies Innovation Asia (MTIA) for China
- ✓ Implemented significant cost reduction measures resulting in millions in annualized savings

2014-2015 Catalysts

- Complete Gen 2 enhancements
- Obtain CE Mark
- Potential additional strategic partnering arrangements
- EU Launch
- FDA Pivotal Trial

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Lifecycle/Partnering Opportunities

- Hospital use beyond ICU (general wards)
- Integration with vital signs monitor
- Integration with insulin dosing software
- Outpatient diabetes use
  - Longer duration sensor life
  - Reusable transmitter
  - Integration with insulin pump
  - New mobile receiver

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Company Snapshot

Ticker	Nasdaq: ECTE
Headquarters	Philadelphia
Employees	~30
Market Capitalization	~$21 million
Share Price (5/20/2014)	$1.76
50-day Average Volume	~165,000/day
Common Stock	12.0 million
Fully Diluted Shares	16.6 million
Cash and Cash Equivalents (3/31/2014)	$7.1 million
Long-term Debt	$0.0

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The Echo Board is Engaged, Highly Qualified, Open to Stockholder Input and Committed to Protecting the Right of All Stockholders to Participate in the Future Growth of Echo

- **Echo has a strong <u>independent</u> Board**
  - Echo has a presiding lead independent director
  - Interim CEO is the only management director, with 4 outside directors
  - 4 of our 5 directors (80%) are considered independent
- **The Board is actively involved in overseeing the business**
  - Frequent meetings and discussions at the Board level
  - Each of our incumbent directors attended at least 75% of the total number of meetings of the Board
- **All directors have extensive management and leadership experience**
  - Leaders in their respective disciplines
  - Average management experience measured in decades
- **The Board has 3 standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee**
  - Each committee operates under a written charter that has been approved by the Board
  - Each committee is composed of independent directors

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©2014 Confidential and Proprietary Date: 20 May 2014

Why the Platinum Group is WRONG for Echo

The Platinum Group's Board nominee, Shepard M. Goldberg, is not the right choice for the Echo Board and his extensive experience for the majority of his career at a privately-held swimming pool company is not the kind of experience Echo needs

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The Dissident Group is Led by Platinum Management (NY) LLC

- **The Platinum Group is a dissident stockholder group led by Platinum Management (NY) LLC, a hedge fund based in New York City that was founded by Mark Nordlicht in 2003.**
- The Platinum Group beneficially owns 19.9% of Echo's common stock and has filed a Scheduled 13D with the SEC with respect to its investment in Echo.
- **The Platinum Group is presently represented on the Echo Board by Michael M. Goldberg, M.D., a former Platinum employee and affiliate**, who Platinum designated as its representative this past February pursuant to the terms of an investment agreement it entered into with Echo.
- **The Platinum Group has publicly indicated its concern that Echo may do additional financings that could dilute its equity interest.**
  - Platinum's Chief Investment Officer, Mark Nordlicht, texted Echo's former CEO on the evening of January 31, 2013 and made the following threat: "*U shd let mkt know we plan on selling every share down to a penny if u do new deal under 1.00 with new investors. Announce that @******.*"
- **The Platinum Group has previously sought to pressure Echo into allowing it to buy equity in Echo at below-market prices.**
  - On November 26, 2013, Platinum sent an equity financing term sheet to Echo seeking to make an equity investment in Echo for $2.40 per share when the closing price of Echo's stock on NASDAQ later that day was $4.76 per share. When Echo refused to proceed with the financing at such a substantial discount to its then current market price, a senior Platinum representative, on a phone call with your Board, threatened to retaliate against Echo and drive Echo's share price down to $2 per share.

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The Platinum Group's Proxy Contest

- Before Michael Goldberg was appointed to Echo's Board, Platinum had sought to have his first cousin and longtime business associate, Shepard Goldberg, appointed. Platinum only named Michael Goldberg as its designee after the Board informed Platinum that, after interviewing Mr. Goldberg and reviewing his background and the information he submitted to Echo, the Board determined that Mr. Goldberg did not meet its criteria for Board membership.
    - In rejecting Shepard Goldberg's Board candidacy, the Board considered that the majority of Mr. Goldberg's career had been spent at a privately-held swimming pool products company, that the only public company board experience that Mr. Goldberg had was at companies where either Michael Goldberg or Platinum was an investor, and the potential effect of Mr. Goldberg's familial relationship with Michael Goldberg as well as his past and present professional relationships with him and with Platinum on his ability to represent the interests of Echo and all of its stockholders.
    - **OF SIGNIFICANT CONCERN TO THE BOARD**: Mr. Goldberg also failed to respond to a request from the Echo Board requesting information on how he would address potential conflicts of interests with Platinum and Michael Goldberg and told the Board to ask Platinum for the additional information.

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The Platinum Group's Proxy Contest (cont'd)

- **Rebuffed in its attempt to have Shepard Goldberg appointed to the Board earlier this year, the Platinum Group is seeking through its costly, disruptive and self-serving proxy contest to have Mr. Goldberg elected to the Echo Board, in opposition to our highly qualified and very experienced director and interim CEO, Robert F. Doman.**

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The Platinum Group Continues to Misrepresent its Motives

- We do not believe that the Platinum Group is merely seeking to have two out of five representatives on the Echo Board but rather is seeking to eventually replace the entire Echo Board.
- Based on the Platinum Group's choice of a nominee, we do not believe this proxy contest is about any concern for enhancing the Board's composition.
- We believe that the Platinum Group has an undisclosed self-interested agenda for pursuing this proxy contest and that ultimately it wants to control the strategic direction of Echo.

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©2014 Confidential and Proprietary Date: 20 May 2014

The Choice Before Stockholders -
Our Highly Qualified and Very Experienced Nominee, Robert F. Doman vs. Platinum Group's Nominee, Shepard M. Goldberg

The Echo Board's Highly Qualified and Very Experienced Nominee - Robert F. Doman:

- Mr. Doman became a member of the Board in March 2013 and, since August 2013, has been serving as Echo's Executive Chairman and Interim Chief Executive Officer.
- Mr. Doman has over 30 years of executive level, international and domestic management, business development, commercialization, product development and strategic planning experience.
- Mr. Doman has extensive experience in the medical device and pharmaceutical industries. His previous employers include DUSA Pharmaceuticals, Inc., Leach Technology Group, West Pharmaceutical Services, the Convatec division of Bristol-Myers Squibb and Critikon, Inc., a Johnson & Johnson company.
- Mr. Doman has a track record of generating value for stockholders.
  - Most recently, Mr. Doman served as President and Chief Executive Officer of publicly-traded DUSA Pharmaceuticals, Inc., which was successfully sold to Sun Pharmaceuticals in a $230 million transaction in 2012.
  - During Mr. Doman's tenure as CEO of DUSA, DUSA's stock price increased from $3.42 to $8.00 on the last trading day before DUSA's sale, December 20, 2012, equating to an increase for stockholders of over 130%.

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The Choice Before Stockholders - Our Highly Qualified and Very Experienced Nominee, Robert F. Doman vs. Platinum Group's Nominee, Shepard M. Goldberg (cont'd)

The Platinum Group's Nominee - Shepard M. Goldberg:

- Mr. Goldberg has spent the majority of his career with a small, privately-held heating / swimming pool products company.
- We believe that Mr. Goldberg brings to the Board no relevant medical device experience.
- Shepard Goldberg is the first cousin and longtime business associate of Platinum's current designee to the Board, Michael Goldberg, M.D. Michael Goldberg was named as Platinum's designee after the Board informed Platinum that, after interviewing Shepard Goldberg and reviewing his background and the information he submitted to Echo, the Board's Nominating and Governance Committee determined that Shepard Goldberg did not meet the Board's criteria for Board membership.
- Shepard Goldberg's executive-level public company experience is limited to companies where he worked for his first cousin, Michael Goldberg, or in which Michael Goldberg or Platinum was an investor.
- **VERY CONCERNING TO THE ECHO BOARD:** Shepard Goldberg previously refused to respond to a request from the Board seeking information about how he would address potential conflicts of interest with Michael Goldberg and Platinum if he was to join the Board and told the Board to contact Platinum with any additional questions about his nomination.

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The Choice Before Stockholders - Our Highly Qualified and Very Experienced Nominee, Robert F. Doman vs. Platinum Group's Nominee, Shepard M. Goldberg (cont'd)

The Platinum Group's Nominee - Shepard M. Goldberg (cont'd):

- Shepard Goldberg's board experience is limited to companies where either Michael Goldberg or Platinum was an investor.
  - Two of the companies, Cordex Pharma, Inc. and Emisphere Technologies, Inc., where Mr. Goldberg served as a director, are today unlisted public companies with penny stocks that are traded over-the-counter and market capitalizations that range from $122,000 to $15.8 million.
  - During Mr. Goldberg's tenure at Emisphere Technologies, Inc. (OTCBB–EMIS), the stock price fell from approximately $17.75 down to $2.73, a per share decrease of 85%.
  - During Mr. Goldberg's tenure as a director and as CEO at Cordex Pharma, Inc. (OTCBB–CDXP), the stock price fell from approximately $0.51 to $0.01, a per share decrease of 98%.
  - **One of the public companies where Mr. Goldberg served as a director and Chairman of the Board, Forticell Bioscience, Inc., ended up in bankruptcy.**
- We do not believe that Mr. Goldberg's "experience in the biotechnology industry" in the companies above will generate value for shareholders.

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©2014 Confidential and Proprietary

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The Choice Before Stockholders - Our Highly Qualified and Very Experienced Nominee, Robert F. Doman vs. Platinum Group's Nominee, Shepard M. Goldberg (cont'd)

This proxy contest ultimately comes down to the choice between electing:

- Robert F. Doman, our highly qualified and very experienced director, who brings to Echo's five-member Board over 30 years of executive level, international and domestic management, business development, commercialization, product development and strategic planning experience with specific concentrations in medical devices and pharmaceuticals, who is completely aligned with the best interests of ALL stockholders, and who is committed to ensuring that ALL stockholders have the ability to participate in, and benefit from, the future growth and value potential of Echo;

OR

- Shepard M. Goldberg, who has spent close to two decades employed at a privately-held swimming pool products company, is the former Chairman of the Board of a now bankrupt publicly-traded biotechnology company and has had executive level experience at two other public companies that are now unlisted public companies with penny stocks.
  - THE BOTTOM LINE - **We believe that Shepard Goldberg brings nothing to the table to help Echo generate value for our stockholders. We are also very concerned that Mr. Goldberg, based on his previous record at other public companies, would cause Echo to follow down the same path as the other public companies where he was allowed to serve in a board or leadership position.**

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We Do Not Believe that the Interests of the Platinum Group are Aligned with the Interests of All Our Stockholders

- **PLATINUM WANTS TO PREVENT ECHO FROM ACCESSING FUTURE GROWTH CAPITAL**: The Platinum Group has publicly stated that it wants to prevent Echo from conducting any future debt or equity financings to prevent its 19.9% interest in Echo from being diluted.
- Stockholders should take note that, on November 26, 2013 at 10:45 am, Platinum sent an equity financing term sheet to Echo seeking to make an equity investment in Echo for $2.40 per share when the closing price of Echo's stock on NASDAQ on November 26, 2013 was $4.76 per share.
  - **PLATINUM THREATENED TO DRIVE DOWN THE PRICE OF ECHO'S SHARES**: When Echo refused to proceed with the financing at such a substantial discount to its then current market price, a senior Platinum representative, on a phone call with your Board, threatened to retaliate against Echo and drive Echo's share price down to $2 per share.
- **PLATINUM DRIVES VALUE DESTRUCTION**: Stockholders should also consider the events of June 10, 2013.
  - On that date, as outlined in the Platinum Group's proxy, members of the Platinum Group sold a total of 121,041 shares, or 30% of the shares traded that day. Those members of the Platinum Group made sixty (60) separate trades, including numerous small trades of 20 shares or less.
  - Perhaps not surprisingly, Echo's stock, which opened that day at $5.39 per share, closed at $3.97 per share. Consequently, stockholders experienced a single day drop in the value of their shares of approximately 26%. Only a few days later, when Echo's stock price closed between $2.46 and $2.78 per share, members of the Platinum Group purchased 1,016,388 shares of Echo's stock over a five-day trading period.

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©2014 Confidential and Proprietary Date: 20 May 2014

We Do Not Believe that the Interests of the Platinum Group are Aligned with the Interests of All Our Stockholders

- **PLATINUM IS SEEKING TO FORCE OTHER STOCKHOLDERS TO PAY FOR ITS COSTLY AND DISRUPTIVE PROXY CONTEST**.
  - the Platinum Group has indicated in its proxy statement that, if it is successful in having its hand-picked nominee, Shepard Goldberg, elected to your Board, it expects Echo to reimburse it for its expenses incurred in bringing its costly, distracting, and disruptive proxy contest that only serves to advance their self-interested agenda.
  - **the Platinum Group estimates that it will spend at least $250,000 seeking to elect its handpicked nominee, Shepard M. Goldberg, which amount it will later seek reimbursement from Echo, thus causing all other Echo stockholders to finance its unnecessary proxy contest**.

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We Reached Out to the Platinum Group in an Attempt to Settle But Received No Response

- The Echo Board reached out to the Platinum Group in an attempt to discuss a reasonable settlement and avoid a costly proxy contest.
- What was the response? NO RESPONSE TO THE ECHO BOARD'S LETTER, NO INDICATION THAT PLATINUM GROUP IS WILLING TO ENGAGE ECHO IN DISCUSSIONS TO RESOLVE THE PROXY CONTEST so that Echo's management can return its full attention to delivering on Echo's very significant potential and maximizing value for ALL Echo stockholders.

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Conclusion

This proxy contest ultimately comes down to a simple choice – electing either:

- Robert F. Doman, our highly qualified and very experienced director, who brings to Echo's five-member Board over 30 years of executive level, international and domestic management, business development, commercialization, product development and strategic planning experience with specific concentrations in medical devices and pharmaceuticals, who is completely aligned with the best interests of ALL stockholders, and who is committed to ensuring that ALL stockholders have the ability to participate in, and benefit from, the future growth and value potential of Echo;

OR

- Shepard M. Goldberg, the handpicked nominee of the Platinum Group who has spent close to two decades employed at a privately-held swimming pool products company, is the former Chairman of the Board of a now bankrupt publicly-traded biotechnology company and has had executive level experience at two other public companies that are now unlisted public companies with penny stocks.
  - THE BOTTOM LINE - **We believe that Shepard Goldberg brings nothing to the table to help Echo generate value for our stockholders. We are also very concerned that Mr. Goldberg, based on his previous record at other public companies, would cause Echo to follow down the same path as the other public companies where he was allowed to serve in a board or leadership position.**

echo THERAPEUTICS

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VOTE EACH AND EVERY WHITE PROXY CARD THAT YOU RECEIVE

DON'T ALLOW THE PLATINUM GROUP TO JEOPARDIZE ECHO'S FUTURE!!!!!!

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Additional Information

In connection with the solicitation of proxies, Echo Therapeutics, Inc. has filed with the SEC and mailed to stockholders on or about May 9, 2014 a definitive proxy statement in connection with its 2014 Annual Meeting of Stockholders. Echo, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from stockholders in connection with the 2014 Annual Meeting of stockholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Echo with the SEC in connection with the proxy solicitation. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. stockholders will be able to obtain, free of charge, copies of the definitive proxy statement, the supplement thereto and any other documents filed by Echo with the SEC in connection with the proxy solicitation at the SEC's website at http://www.sec.gov and Echo's website at http://www.echotx.com.

Echo, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2014 Annual Meeting. Information regarding the interests of such participants is included in the 2014 Proxy Statement and other relevant documents filed and to be filed by Echo with the SEC in connection with the proxy solicitation.

echo THERAPEUTICS

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